ARTHUR
                              ANDERSEN

July 1, 1997
                                            								Arthur Andersen LLP
Office of Chief Accountant
SECPS Letter File						                             Suite 400
Securities and Exchange Commission		                8000 Towers Crescent Drive
Mail Stop 9-5			                                    Vienna VA 22182-2725
450 Fifth Street, NW                                703 734 7300
Washington, DC 20549




Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated June 26, 1997 of Southern Financial Bancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

s/s Arthur Andersen LLP